MENDOZA
BERGER
&
COMPANY, L.L.P
Certified Public Accountants

CONSENT

We hereby consent to the inclusion of the summary of our opinion and the reference to our firm under the heading "Material United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction" and to the reference to our firm under the heading "Experts and Counsel" in the proxy statement/prospectus which is part of a registration statement on Form S-4 (the **"Form S-4"**) to be filed by Argentex Mining Corporation (the **"Company"**) with the United States Securities and Exchange Commission in connection with the change of the corporate jurisdiction of the Company from the State of Delaware to the Province of British Columbia and the annual and special meeting of stockholders of the Company.

We hereby further consent to the inclusion of our opinion dated November 30, 2010 in the Form S-4.

Mendoza Berger & Company, LLP

/S/ Mendoza Berger & Company, LLP

Irvine, California
March 17, 2011

9838 Research Drive • Irvine • California • 92618
949.387.9850 • Fax 949.387.9652